UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 6, 2006

Distributed Energy Systems Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-50453	20-0177690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Technology Drive, Wallingford, Connecticut	06492
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 678 - 2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Distributed Energy Systems Corp. (Nasdaq: DESC) announced on December 6, 2006 that Darren R. Jamison, president of its Northern Power Systems subsidiary, will be leaving the company on Friday, December 15, 2006, to become chief executive officer of Capstone Turbine Corp. a manufacturer of microturbines. The company also said that Ambrose L. Schwallie, Distributed Energy’s chief executive officer, will assume added responsibilities by serving as Northern Power’s president on an interim basis while the company conducts a search for a senior executive from outside Distributed Energy to become president of the subsidiary. The company also announced that Betsy Anderson, vice president of the subsidiary’s product operations group, will become Northern Power’s acting chief operating officer, with responsibility for technology and product development, production and project management, and quality assurance. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release entitled “Northern Power’s President Leaving Company,” issued by the Company on December 6, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Distributed Energy Systems Corp.
(Registrant)

Date: December 7, 2006
/S/ Peter J. Tallian
Peter J. Tallian
Chief Financial Officer